Exhibit (i)(5)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding the Fidelity Blue Chip Growth Fund, Fidelity Blue Chip Value Fund, Fidelity Dividend Growth Fund, Fidelity Growth & Income Portfolio, Fidelity International Real Estate Fund, Fidelity Leveraged Company Stock Fund, Fidelity OTC Portfolio, Fidelity Real Estate Income Fund, Fidelity Small Cap Growth Fund and Fidelity Small Cap Value Fund series of Fidelity Securities Fund (the "Trust"), filed as part of this Post-Effective Amendment No. 66 to the Trust's Registration Statement on Form N-1A (File Nos. 002-93601 and 811-04118) and, with respect to Fidelity Blue Chip Growth Fund, Fidelity Blue Chip Value Fund, Fidelity Dividend Growth Fund, Fidelity Growth & Income Portfolio, Fidelity Leveraged Company Stock Fund, Fidelity OTC Portfolio and Fidelity Real Estate Income Fund series of the Trust, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 57 to the Registration Statement, with respect to Fidelity International Real Estate Fund series of the Trust, incorporated by reference to Exhibit (i)(3) to Post-Effective Amendment No. 61 to the Registration Statement, and with respect to Fidelity Small Cap Growth Fund and Fidelity Small Cap Value Fund series of the Trust, incorporated by reference to Exhibit (i)(4) to Post-Effective Amendment No. 63 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

September 28, 2005